Exhibit 10.26

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

GRANT AGREEMENT

Investment ID OPP1187970

AGREEMENT SUMMARY & SIGNATURE PAGE

GRANTEE INFORMATION

Name:	Vir Biotechnology, Inc.

Tax Status:	Not exempt from federal income tax under U.S. IRC § 501(c)(3) You confirm that the above information is correct and agree to notify the Foundation immediately of any change.

Expenditure Responsibility:	This Agreement is subject to “expenditure responsibility” requirements under the U.S. Internal Revenue Code.

Mailing Address:	499 Illinois Street, Suite 500 San Francisco, California 94158 United States

Primary Contact:	[***]

FOUNDATION INFORMATION

Mailing Address:	P. O. Box 23350, Seattle, WA 98102, U.S.A.

Primary Contact:	[***]

AGREEMENT INFORMATION

Title:	Clinical assessment of Live attenuated HCMV-HIV prototype vector

“Charitable Purpose”:	to develop a safe and effective HIV vaccine

“Start Date”:	Date of last signature

“End Date”:	June 30, 2020

This Agreement includes and incorporates by this reference:

This Agreement Summary & Signature Page and:

•  Grant Amount and Reporting & Payment Schedule (Attachment A)

•  Terms and Conditions (Attachment B)

•  Proposal Narrative (date submitted 1/11/18)

•  Results Framework and Tracker (date submitted 1/2/18)

•  Budget (date submitted 1/2/18)

THIS AGREEMENT is between Vir Biotechnology Inc (“You” or “Grantee”) and the Bill & Melinda Gates Foundation (“Foundation”), and is effective as of the date of last signature. Each party to this Agreement may be referred to individually as a “Party” and together as the “Parties.” As a condition of this grant, the Parties enter into this Agreement by having their authorized representatives sign below.

BILL & MELINDA GATES FOUNDATION	VIR BIOTECHNOLOGY INC

/s/ Trevor Mundel By: Trevor Mundel Title: President, Global Health	/s/ Michael Kamarck By: Michael Kamarck Title: Chief Technology Officer

January 26, 2018	January 26, 2018
Date	Date

GRANT AGREEMENT

Investment ID OPP1187970

ATTACHMENT A

GRANT AMOUNT AND REPORTING & PAYMENT SCHEDULE

GRANT AMOUNT

The Foundation will pay You the total grant amount specified in the Reporting & Payment Schedule below. The Foundation’s Primary Contact must approve in writing any Budget cost category change of more than [***].

GO/NO-GO MILESTONE(S)

You will provide the results of the “go/no-go” milestone(s) identified in the Reporting & Payment Schedule by the applicable due date. The Foundation will then determine, in its sole discretion, whether to provide continued funding under this Agreement. If the Foundation determines that it will not continue funding, the Foundation will terminate this Agreement in accordance with its terms.

REPORTING & PAYMENT SCHEDULE

Payments are subject to Your compliance with this Agreement, including Your achievement, and the Foundation’s approval, of any applicable targets, milestones, and reporting deliverables required under this Agreement. The Foundation may, in its reasonable discretion, modify payment dates or amounts and will notify You of any such changes in writing.

REPORTING

You will submit reports according to the Reporting & Payment Schedule using the Foundation’s templates or forms, which the Foundation will make available to You and which may be modified from time to time. For a progress or final report to be considered satisfactory, it must demonstrate meaningful progress against the targets or milestones for that investment period. If meaningful progress has not been made, the report should explain why not and what adjustments You are making to get back on track. Please notify the Foundation’s Primary Contact if You need to add or modify any targets or milestones. The Foundation must approve any such changes in writing. You agree to submit other reports the Foundation may reasonably request.

ACCOUNTING FOR PERSONNEL TIME

You will track the time of all employees, contingent workers, and any other individuals whose compensation will be paid in whole or in part by Grant Funds. Such individuals will keep records (e.g., timesheets) of actual time worked on the Project in increments of sixty minutes or less and brief descriptions of tasks performed. You will report actual time worked consistent with those records in Your progress and final budget reports. You will submit copies of such records to the Foundation upon request.

REPORTING & PAYMENT SCHEDULE

Investment Period	Target, Milestone, or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
	[***]		[***]	[***]
	[***]	[***]	[***]	Up to [***]
[***]	[***]
	• Go / No-Go decision [***]	[***]	[***]	Up to [***]
[***]	[***]	[***]	[***]	Up to [***]
[***]
[***]	[***]	[***]

Total Grant Amount				Up to $12,167,191.00

GRANT AGREEMENT

Investment ID OPP1187970

ATTACHMENT B

TERMS & CONDITIONS

This Agreement is subject to the following terms and conditions.

PROJECT SUPPORT

PROJECT DESCRIPTION AND CHARITABLE PURPOSE

The Foundation is awarding You this grant to carry out the project described in the Proposal Narrative and Results Framework and Tracker (collectively, “Project”) in order to further the Charitable Purpose. The Foundation, in its discretion, may approve in writing any request by You to make non-material changes to the Proposal Narrative and/or Results Framework and Tracker.

MANAGEMENT OF FUNDS

USE OF FUNDS

You may not use funds provided under this Agreement (“Grant Funds”) for any purpose other than the Project. You may not use Grant Funds to reimburse any expenses You incurred prior to the Start Date. At the Foundation’s request, You will repay any portion of Grant Funds and/or Income used or committed in material breach of this Agreement, as determined by the Foundation in its discretion.

INVESTMENT OF FUNDS

You must invest Grant Funds in highly liquid investments with the primary objective of preservation of principal (e.g., interest-bearing bank accounts or a registered money market mutual fund) so that the Grant Funds are available for the Project. Together with any progress or final reports required under this Agreement, You must report the amount of any currency conversion gains (or losses) and the amount of any interest, or other income generated by the Grant Funds (collectively, “Income”). Any Income must be used for the Project.

SEGREGATION OF FUNDS

You must maintain Grant Funds in a physically separate bank account or a separate bookkeeping account maintained as part of Your financial records and dedicated to the Project.

GLOBAL ACCESS

GLOBAL ACCESS COMMITMENT

You will conduct and manage the Project and the Funded Developments in a manner that ensures Global Access. Your Global Access commitments will survive the term of this Agreement. “Funded Developments” means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the Project (including modifications, improvements, and further developments to Background Technology). “Background Technology” means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the Project used as part of the Project. “Global Access” means: (a) the knowledge and information gained from the Project will be promptly and broadly disseminated; and (b) the Funded Developments will be made available and accessible at an affordable price (i) to people most in need within developing countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the Project.

To further define your Global Access commitments, you are required to complete the Global Access Strategy, Data & Materials Sharing Agreement, and all Collaboration Agreements no later than [***] (the “Global Access Milestone”)]:

1. Execution of the CAVD Data & Materials Sharing Agreement and associated annexes (the “DMSA”) by all collaborators to the Project.

2. A Collaboration Agreement (or subcontract agreement) with each of the collaborating organizations on the Project, which should provide for the following at a minimum: (a) the allocation of Project activities and funding; (b) the mechanisms by which the collaborators, Project activities, data, research materials and technologies will be managed so as to ensure that the Project’s scientific and charitable objectives could be achieved; (c) how disputes among the collaborators will be resolved; (d) the collaborators’ management of Project technologies (and related IP rights) to ensure Global Access; and (d) an acknowledgement that the collaborators will conduct their activities in a manner that is consistent with and in furtherance of the Project’s Global Access and charitable objectives.

3. A Global Access Strategy to be signed by all of the collaborating organizations on the Project as stated above. The Global Access Strategy should address such issues as: (a) the identity and management strategies of technologies and related intellectual property rights, (b) the dissemination of research data and results generated during the Project, (c) project management structures, and (d) anticipated potential post-project development, commercialization and sustainability strategies that will help ensure the achievement of the Global Access objectives.

No material changes will be made to the plans and strategies contained in the Global Access Milestone after it has been approved by the Foundation without prior written agreement from the Foundation.

PUBLICATION

Consistent with Your Global Access commitments, if the Project description specifies Publication or Publication is otherwise requested by the Foundation, You will seek prompt Publication of any Funded Developments consisting of data and results. “Publication” means publication in a peer-reviewed journal or other method of public dissemination specified in the Project description or otherwise approved by the Foundation in writing. Publication may be delayed for a reasonable period for the sole purpose of seeking patent protection, provided the patent application is drafted, filed, and managed in a manner that best furthers Global Access. If You seek Publication in a peer-reviewed journal, such Publication shall be under “open access” terms and conditions consistent with the Foundation’s Open Access Policy available at: www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy, which may be modified from time to time. Nothing in this section shall be construed as requiring Publication in contravention of any applicable ethical, legal, or regulatory requirements. You will mark any Funded Development subject to this clause with the appropriate notice or attribution, including author, date and copyright (e.g., © 20<> <Name>).

INTELLECTUAL PROPERTY REPORTING

During the term of this Agreement and for 5 years after, You will submit upon request annual intellectual property reports related to the Funded Developments, Background Technology, and any related agreements using the Foundation’s templates or forms, which the Foundation may modify from time to time.

SUBGRANTS AND SUBCONTRACTS

SUBGRANTS AND SUBCONTRACTS

Provided that You do not make subgrants to individuals under this Agreement, You have the exclusive right to select subgrantees and subcontractors to assist with the Project. If You use Grant Funds to make a subgrant to an organization that is not a U.S. public charity or government agency/instrumentality, You must comply with the expenditure responsibility procedures available at: www.gatesfoundation.org/Documents/Expenditure%20Responsibility%20Procedures%20for%20Subgrants.docx.

RESPONSIBILITY FOR OTHERS

You are responsible for (a) all acts and omissions of any of Your trustees, directors, officers, employees, subgrantees, subcontractors, contingent workers, agents, and affiliates assisting with the Project, and (b) ensuring their compliance with the terms of this Agreement.

PROHIBITED ACTIVITIES

ANTI-TERRORISM

You will not use funds provided under this Agreement, directly or indirectly, in support of activities (a)

prohibited by U.S. laws relating to combating terrorism; (b) with persons on the List of Specially Designated Nationals (www.treasury.gov/sdn) or entities owned or controlled by such persons; or (c) in or with countries or territories against which the U.S. maintains comprehensive sanctions (currently, Cuba, Iran, Syria, North Korea, and the Crimea Region of Ukraine), including paying or reimbursing the expenses of persons from such countries or territories, unless such activities are fully authorized by the U.S. government under applicable law and specifically approved by the Foundation in its sole discretion.

ANTI-CORRUPTION; ANTI-BRIBERY

You will not offer or provide money, gifts, or any other things of value directly or indirectly to anyone in order to improperly influence any act or decision relating to the Foundation or the Project, including by assisting any party to secure an improper advantage. Training and information on compliance with these requirements are available at www.learnfoundationlaw.org.

POLITICAL ACTIVITY AND ADVOCACY

You may not use Grant Funds to influence the outcome of any election for public office or to carry on any voter registration drive. You may not use Grant Funds to support lobbying activity or to otherwise support attempts to influence local, state, federal, or foreign legislation. Your strategies and activities, and any materials produced with Grant Funds, must comply with applicable local, state, federal, or foreign lobbying law. You agree to comply with lobbying, gift, and ethics rules applicable to the Project.

PUBLICITY

PUBLICITY BY THE FOUNDATION

The Foundation may include information about the award of this grant, including Your name, in its periodic public reports and may make such information available on its website and as part of press releases, public reports, speeches, newsletters, tax returns, and other public disclosures.

PUBLICITY BY YOU

You must obtain the Foundation’s prior written approval before: (a) issuing a press release or other public announcement regarding this grant; and (b) any other public use of the Foundation’s name or logo. Please email Your request to: grantee.comms@gatesfoundation.org two weeks in advance to provide the Foundation an opportunity to review and comment. Detailed guidelines are available at: www.gatesfoundation.org/grantseeker/documents/guidelines communications for grantees.doc.

PUBLICITY BY OTHERS

You and Your subgrantees, subcontractors, contingent workers, agents, or affiliates may not state or otherwise imply to third parties that the Foundation directly funds or otherwise endorses their activities.

OTHER

COMPLIANCE WITH LAWS

In carrying out the Project, You will comply with all applicable laws, regulations, and rules and will not infringe, misappropriate, or violate the intellectual property, privacy, or publicity rights of any third party.

COMPLIANCE WITH REQUIREMENTS

You will conduct, control, manage, and monitor the Project in compliance with all applicable ethical, legal, regulatory, and safety requirements, including applicable international, national, local, and institutional standards (“Requirements”). You will obtain and maintain all necessary approvals, consents, and reviews before conducting the applicable activity. As a part of Your annual progress report to the Foundation, You must report whether the Project activities were conducted in compliance with all Requirements.

If the Project involves:

a. any protected information (including personally identifiable, protected health, or third-party confidential), You will not disclose this information to the Foundation without obtaining the Foundation’s prior written approval and all necessary consents to disclose such information;

b. children or vulnerable subjects, You will obtain any necessary consents and approvals unique to these subjects; and/or

c. any trial involving human subjects, You will adhere to current Good Clinical Practice as defined by the International Council on Harmonisation (ICH) E-6 Standards (or local regulations if more stringent) and will obtain applicable trial insurance.

Any activities by the Foundation in reviewing documents and providing input or funding does not modify Your responsibility for determining and complying with all Requirements for the Project.

RELIANCE

You acknowledge that the Foundation is relying on the information You provide in reports and during the course of any due diligence conducted prior to the Start Date and during the term of this Agreement. You represent that the Foundation may continue to rely on this information and on any additional information You provide regarding activities, progress, and Funded Developments.

INDEMNIFICATION

If the Project involves clinical trials, trials involving human subjects, post-approval studies, field trials involving genetically modified organisms, experimental medicine, or the provision of medical/health services (“Indemnified Activities”), You will indemnify, defend, and hold harmless the Foundation and its trustees, employees, and agents (“Indemnified Parties”) from and against any and all demands, claims, actions, suits, losses, damages (including property damage, bodily injury, and wrongful death), arbitration and legal proceedings, judgments, settlements, or costs or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising out of or relating to the acts or omissions, actual or alleged, of You or Your employees, subgrantees, subcontractors, contingent workers, agents, and affiliates with respect to the Indemnified Activities. You agree that any activities by the Foundation in connection with the Project, such as its review or proposal of suggested modifications to the Project, will not modify or waive the Foundation’s rights under this paragraph. An Indemnified Party may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim. Your indemnification obligations are limited to the extent permitted or precluded under applicable federal, state or local laws, including federal or state tort claims acts, the Federal Anti-Deficiency Act, state governmental immunity acts, or state constitutions. Nothing in this Agreement will constitute an express or implied waiver of Your governmental and sovereign immunities, if any.

INSURANCE

You will maintain insurance coverage sufficient to cover the activities, risks, and potential omissions of the Project in accordance with generally-accepted industry standards and as required by law. You will ensure Your subgrantees and subcontractors maintain insurance coverage consistent with this section.

TERM AND TERMINATION

TERM

This Agreement commences on the Start Date and continues until the End Date, unless terminated earlier as provided in this Agreement. The Foundation, in its discretion, may approve in writing any request by You for a no-cost extension, including amending the End Date and adjusting any affected reporting requirements.

TERMINATION

The Foundation may modify, suspend, or discontinue any payment of Grant Funds or terminate this Agreement if: (a) the Foundation is not reasonably satisfied with Your progress on the Project; (b) there are significant changes to Your leadership or other factors that the Foundation reasonably believes may threaten the Project’s success; (c) there is a change in Your control; (d) there is a change in Your tax status; or (e) You fail to comply with this Agreement.

RETURN OF FUNDS

Any Grant Funds, plus any Income, that have not been used for, or committed to, the Project upon expiration or termination of this Agreement, must be returned promptly to the Foundation.

MONITORING, REVIEW, AND AUDIT

The Foundation may monitor and review Your use of the Grant Funds, performance of the Project, and compliance with this Agreement, which may include onsite visits to assess Your organization’s governance, management and operations, discuss Your program and finances, and review relevant financial and other records and materials. In addition, the Foundation may conduct audits, including onsite audits, at any time during the term of this Agreement, and within four years after Grant Funds have been fully spent. Any onsite visit or audit shall be conducted at the Foundation’s expense, following prior written notice, during normal business hours, and no more than once during any 12-month period.

INTERNAL OR THIRD PARTY AUDIT

If during the term of this Agreement You are audited by your internal audit department or by a third party, You will provide the audit report to the Foundation upon request, including the management letter and a detailed plan for remedying any deficiencies observed (“Remediation Plan”). The Remediation Plan must include (a) details of actions You will take to correct any deficiencies observed, and (b) target dates for successful completion of the actions to correct the deficiencies.

RECORD KEEPING

You will maintain complete and accurate accounting records and copies of any reports submitted to the Foundation relating to the Project. You will retain such records and reports for 4 years after Grant Funds have been fully spent. At the Foundation’s request, You will make such records and reports available to enable the Foundation to monitor and evaluate how Grant Funds have been used or committed.

SURVIVAL

A Party’s obligations under this Agreement will be continuous and survive expiration or termination of this Agreement as expressly provided in this Agreement or otherwise required by law or intended by their nature.

GENERAL

ENTIRE AGREEMENT AND AMENDMENTS

This Agreement contains the entire agreement of the Parties and supersedes all prior and contemporaneous agreements concerning its subject matter. Except as specifically permitted in this Agreement, no modification, amendment, or waiver of any provision of this Agreement will be effective unless in writing and signed by authorized representatives of both Parties.

NOTICES AND APPROVALS

Written notices, requests, and approvals under this Agreement must be delivered by mail or email to the other Party’s primary contact specified on the Agreement Summary & Signature Page, or as otherwise directed by the other Party.

SEVERABILITY

Each provision of this Agreement must be interpreted in a way that is enforceable under applicable law. If any provision is held unenforceable, the rest of the Agreement will remain in effect.

ASSIGNMENT

You may not assign, or transfer by operation of law or court order, any of Your rights or obligations under this Agreement without the Foundation’s prior written approval. This Agreement will bind and benefit any permitted successors and assigns.

COUNTERPARTS AND ELECTRONIC SIGNATURES

Except as may be prohibited by applicable law or regulation, this Agreement and any amendment may be signed in counterparts, by facsimile, PDF, or other electronic means, each of which will be deemed an original and all of which when taken together will constitute one agreement. Facsimile and electronic signatures will be binding for all purposes.